UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on June 2, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                  liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                  failing to maintain and protect our brand, independence, and reputation;

•                  failing to differentiate our products and continuously create innovative, proprietary research tools;

•                  failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                  trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•                  liability related to the storage of personal information related to individuals as well as portfolio and account-level

•                  information;

•                  liability relating to the acquisition or redistribution of data or information we acquire or errors included therein;

•                  compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•                  the failure of acquisitions and other investments to produce the results we anticipate;

•                  downturns in the financial sector, global financial markets, and global economy;

•                  the effect of market volatility on revenue from asset-based fees;

•                  a prolonged outage of our database, technology-based products and services, or network facilities; and

•                  challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India.

Investor Questions and Answers: May 5, 2017

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through May 3, 2017.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Bonus Expense

1.             Why were bonus expenses up $3.5 million year over year in 1Q17? It seems like organic revenue growth was flat for the year [in 2016], while EBITDA came in 15% below target/plan and was down year over year [in 2016]? Did higher bonus levels relate to PitchBook targets? It wasn’t really clear from the release.

To clarify your question, the bonus expense we reported in the first quarter of 2017 increased $4.7 million compared with the first quarter of 2016. From an income statement perspective, the bonus expense we record each quarter is based on our full-year forecast for the current year and does not reflect performance for the previous calendar year.

In the first quarter of 2017, bonus expense increased mainly because our results were closer to the full-year targets we established for the bonus plan in 2017 versus 2016. The increase in bonus expense does not reflect any targets related to PitchBook.

PitchBook

2.             It looks like PitchBook loses about $6 million quarterly based on the 1Q17 release. Is this an accurate run-rate or were there some unusual expenses in the quarter?

The amount you cited includes $2.6 million of intangible amortization related to the PitchBook acquisition as well as $1.7 million of expense for a management bonus plan. Excluding these amounts, PitchBook’s net loss for the quarter was approximately $1.2 million.

3.             How long will it take for PitchBook to breakeven? It looks like potentially two years assuming 40% growth and 3-5% expense growth? Does this sound about right to you or is there a pipeline of client wins that could accelerate profitability?

We continue to invest aggressively in PitchBook, and the underlying business has a strong growth trajectory and is relatively close to break-even on a cash-flow basis. Although additional costs for intangible amortization and the management bonus plan will continue to have a negative effect on margins over the next few years, profitability should improve as revenue growth continues ramping up.

It’s also worth noting that the lifetime value of PitchBook users is significant. Even if we spend more than we earn to acquire a customer during the first year, the investment pays off over time because customers tend to stay with the product for many years.

4.             Would you increase pricing on PitchBook products to improve margins faster (even if this slows the growth)?

In general, we would not increase our pricing on any of our products solely to boost our operating margin. Our pricing strategy is based on continuously enhancing the value of the products and services we provide and typically making moderate price increases from time to time.

PitchBook has historically made annual price increases, and we plan to continue that practice going forward. Like the rest of Morningstar, PitchBook continuously enhances the value of its product offerings, so price increases reflect the additional value being delivered to the end customer. In 2016 alone, for example, PitchBook expanded its data coverage (including privately held companies, private equity and venture capital investors, limited partners, and service providers) by more than 20%—significantly increasing the value of the platform to end users.

5.             Who are the competitors to PitchBook?

PitchBook competes with a variety of firms, including CB Insights, Preqin, S&P Capital IQ, and Thomson Reuters.

Operating Margin

6.             Do you have any specific plans or urgency to improve margins?

We generally strive to keep the rate of expense growth lower than revenue growth, which should be positive for margins over time. We deviated from this strategy in 2016 to make investments in certain areas where we saw compelling long-term growth opportunities, such as credit ratings, retirement, and Morningstar Direct. While these investments have not yet had a meaningful impact on top-line growth, we wanted to take advantage of the opportunities we saw in a timely fashion. Some of the investments we’ve made should start to bear fruit as we bring new offerings such as wealth management tools for advisors to the market later this year.

After making these investments, we are keeping a careful eye on costs in 2017. We’re only hiring in a few targeted areas and are actively using efficiency targets across the business.

We’re also working to automate more of our data collection processes, which should help moderate expenses over time.

It’s also worth noting that some areas where expenses have increased in 2017—such as bonus expense, commission costs, and expense related to a management bonus plan for PitchBook—were up because of positive sales trends. As we recognize this revenue in future periods, we would expect these additional expenses to have less of a negative impact on the margin.

Capital Allocation

7.             Buybacks have slowed over the years. Does this reflect any shift in capital allocation priorities or is it related to your view of the stock price?

The decision to repurchase stock is driven by many factors, including debt levels, cash flows, and valuation. We repurchased fewer shares in 2016 and the first quarter of 2017 partly because of the PitchBook acquisition, which resulted in less available “excess” cash to use for share repurchases. After expanding our single-bank credit facility to finance this acquisition, we are balancing share repurchases with debt repayment and other uses of cash.

Morningstar.com/Individual Investors

8.             What is the status of the Morningstar.com refresh? On a related note, what else is Morningstar working on for the individual investor?

We’ve been optimizing our new website (available at http://beta.morningstar.com) for individual investors based on user feedback and have plans to more aggressively ramp up the amount of traffic to the new site over the coming weeks, as we’ve addressed the major themes surfaced by site visitors and our own analytics.

On the beta site, we will also continue to build out our new managed products investment report, enhance our multimedia content with an expanded video center, and prototype some new experiences in our portfolio manager tool.

We are currently focusing the majority of our efforts on the new site. We also have a variety of product development efforts underway in other major markets globally, including Australia, Canada, and the United Kingdom. In Australia, for example, we have embarked on an in-depth research project to understand how the needs of individual investors are changing in Australia and how we can adapt our full suite of assets to meet those needs. Our aim is to be able to help a broader population of individual investors in Australia by helping to make investing more accessible.

More broadly, nearly all of our research innovations are available to individual investors. For example, in 2016, we introduced the new Morningstar Sustainability Rating for funds, which is available on Morningstar.com and several other products. In 2017, we are focusing on enhancing fixed-income data and analytics, which will allow individual investors and others to get a more accurate view of their portfolios.

Many of our other product offerings for financial advisors and asset managers ultimately serve individuals as well. For example, millions of individual investors have access to our online retirement advice and managed retirement accounts. Even though we sell these services to retirement plan sponsors and providers, individuals are the end user. Our Workplace product group essentially offers automated investment advice to individual investors, including “robo advice” offered via managed retirement accounts.

We’re also developing many tools for financial advisors that will ultimately benefit their clients, such as an enhanced risk tolerance questionnaire, new financial planning tools, and behavioral finance capabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 5, 2017	By:	/s/ Kunal Kapoor
Kunal Kapoor
Chief Executive Officer and Interim Chief Financial Officer